Exhibit 99.2

Bristol-Myers Squibb and Acceleron Pharma Provide Update on FDA Advisory Committee for Reblozyl® (luspatercept-aamt)

PRINCETON, N.J. & CAMBRIDGE, Mass. — Dec. 6, 2019 — Bristol-Myers Squibb Company (NYSE: BMY) and Acceleron Pharma Inc. (NASDAQ: XLRN) today announced that following the late-cycle review meeting on December 4, 2019, they were notified by the U.S. Food and Drug Administration (FDA) that Reblozyl (luspatercept-aamt) will not be reviewed at the Oncologic Drugs Advisory Committee (“ODAC”) meeting scheduled for December 18, 2019.

The agency has informed Bristol-Myers Squibb that the original Prescription Drug User Fee Act (PDUFA), or target action, date of April 4, 2020 for its supplemental Biologics License Application (“sBLA”) for Reblozyl will remain, without the requirement for an ODAC review.

Bristol-Myers Squibb is seeking approval of Reblozyl, an erythroid maturation agent, representing a new class of therapy, for the treatment of anemia in adult patients with very low- to intermediate-risk myelodysplastic syndromes (MDS) who have ring sideroblasts and require red blood cell (RBC) transfusions.

The agency has recently granted approval of Reblozyl for the treatment of anemia in adult patients with beta thalassemia who require regular RBC transfusions. Reblozyl is not indicated for use as a substitute for RBC transfusions in patients who require immediate correction of anemia.

Reblozyl is not approved for the treatment of MDS in any country.

About Anemia in Myelodysplastic Syndromes
Myelodysplastic syndromes (MDS) are a group of closely related, but diverse blood cancers in which mutations prevent the bone marrow stem cells from making healthy blood cells. Most patients experience severe chronic anemia due to the lack of mature RBCs. Anemia associated with MDS remains a significant area of unmet need for these patients, as current treatment options are limited, consisting primarily of medicines that stimulate the production of erythropoietin, and regular RBC transfusions. Regular RBC transfusions can disrupt and diminish a patient’s quality of life and are associated with an increased risk of iron overload, transfusion reactions and infections.

Bristol-Myers Squibb: Advancing Cancer Research
At Bristol-Myers Squibb, patients are at the center of everything we do. The goal of our cancer research is to increase quality, long-term survival and make cure a possibility. We harness our deep scientific experience, cutting-edge technologies and discovery platforms to discover, develop and deliver novel treatments for patients.

Building upon our transformative work and legacy in hematology and Immuno-Oncology that has changed survival expectations for many cancers, our researchers are advancing a deep and diverse pipeline across multiple modalities. In the field of immune cell therapy, this includes registrational chimeric antigen receptor (CAR) T-cell agents for numerous diseases, and a growing early-stage pipeline that expands cell and gene therapy targets, and technologies. We are developing cancer treatments directed at key biological pathways using our protein homeostasis platform, a research capability that has been the basis of our approved therapies for multiple myeloma and several promising compounds in early to mid-stage development. Our scientists are targeting different immune system pathways to address interactions between tumors, the microenvironment and the immune system to further expand upon the progress we have made and help more patients respond to treatment. Combining these approaches is key to delivering new options for the treatment of cancer and addressing the growing issue of resistance to immunotherapy. We source innovation internally, and in collaboration with academia, government, advocacy groups and biotechnology companies, to help make the promise of transformational medicines a reality for patients.

About Reblozyl (luspatercept-aamt)
Reblozyl is a first-in-class erythroid maturation agent that promoted late-stage RBC maturation in animal models. Bristol-Myers Squibb and Acceleron are jointly developing Reblozyl as part of a global collaboration. It is currently approved in the U.S. for the treatment of anemia in adult patients with beta thalassemia who require regular RBC transfusions. Reblozyl is not indicated for use as a substitute for RBC transfusions in patients who require immediate correction of anemia. A Phase 3 trial (COMMANDS) in erythropoiesis stimulating agent (ESA)-naïve, lower-risk MDS patients, the BEYOND Phase 2 trial in adult patients with non-transfusion-dependent beta thalassemia, and a Phase 2 trial in myelofibrosis patients are ongoing. For more information, please visit www.clinicaltrials.gov.

U.S. FDA-APPROVED INDICATIONS FOR REBLOZYL
REBLOZYL is indicated for the treatment of anemia in adult patients with beta thalassemia who require regular red blood cell (RBC) transfusions.

REBLOZYL is not indicated for use as a substitute for RBC transfusions in patients who require immediate correction of anemia.

Important Safety Information

WARNINGS AND PRECAUTIONS
Thrombosis/Thromboembolism
Thromboembolic events (TEE) were reported in 8/223 (3.6%) REBLOZYL-treated patients. TEEs included deep vein thrombosis, pulmonary embolus, portal vein thrombosis, and ischemic stroke. Patients with known risk factors for thromboembolism (splenectomy or concomitant use of hormone replacement therapy) may be at further increased risk of thromboembolic conditions. Consider thromboprophylaxis in patients at increased risk of TEE. Monitor patients for signs and symptoms of thromboembolic events and institute treatment promptly.

Hypertension
Hypertension was reported in 10.7% (61/571) of REBLOZYL-treated patients. Across clinical studies, the incidence of Grade 3 to 4 hypertension ranged from 1.8% to 8.6%. In patients with beta thalassemia with normal baseline blood pressure, 13 (6.2%) patients developed systolic blood pressure (SBP) >130 mm Hg and 33 (16.6%) patients developed diastolic blood pressure (DBP) >80 mm Hg. Monitor blood pressure prior to each administration. Manage new or exacerbations of preexisting hypertension using anti-hypertensive agents.

Embryo-Fetal Toxicity
REBLOZYL may cause fetal harm when administered to a pregnant woman. REBLOZYL caused increased post-implantation loss, decreased litter size, and an increased incidence of skeletal variations in pregnant rat and rabbit studies. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment and for at least 3 months after the last dose.

ADVERSE REACTIONS
Serious adverse reactions occurring in 1% of patients included cerebrovascular accident and deep vein thrombosis. A fatal adverse reaction occurred in 1 patient treated with REBLOZYL who died due to an unconfirmed case of acute myeloid leukemia (AML).

Most common adverse reactions (at least 10% for REBLOZYL and 1% more than placebo) were headache (26% vs 24%), bone pain (20% vs 8%), arthralgia (19% vs 12%), fatigue (14% vs 13%), cough (14% vs 11%), abdominal pain (14% vs 12%), diarrhea (12% vs 10%) and dizziness (11% vs 5%).

LACTATION
It is not known whether REBLOZYL is excreted into human milk or absorbed systemically after ingestion by a nursing infant. REBLOZYL was detected in milk of lactating rats. When a drug is present in animal milk, it is likely that the drug will be present in human milk. Because many drugs are excreted in human milk, and because of the unknown effects of REBLOZYL in infants, a decision should be made whether to discontinue nursing or to discontinue treatment. Because of the potential for serious adverse reactions in the breastfed child, breastfeeding is not recommended during treatment and for 3 months after the last dose.

Please see full Prescribing Information for REBLOZYL.

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

About Acceleron
Acceleron is a biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutics to treat serious and rare diseases. The Company's leadership in the understanding of TGF-beta superfamily biology and protein engineering generates innovative compounds that engage the body's ability to regulate cellular growth and repair.
Acceleron focuses its research and development efforts in hematologic, neuromuscular, and pulmonary diseases. In hematology, the Company and its global collaboration partner, Bristol-Myers Squibb, are co-promoting newly approved REBLOZYL® (luspatercept-aamt), the first and only approved erythroid maturation agent, in the United States and are developing luspatercept for the treatment of chronic anemia in myelodysplastic syndromes and myelofibrosis. Acceleron is also advancing its neuromuscular program with ACE-083, a locally-acting Myostatin+ agent in Phase 2 development in Charcot-Marie-Tooth disease and is conducting a Phase 2 pulmonary program with sotatercept in pulmonary arterial hypertension.
For more information, please visit www.acceleronpharma.com. Follow Acceleron on Social Media: @AcceleronPharma and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the possibility of unfavorable results from additional studies involving REBLOZYL, that such product candidate may not receive regulatory approval for the additional indication described in this release in the currently anticipated timeline or at all and, if approved, whether such product candidate for such additional indication described in this release will be commercially successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol-Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol-Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Acceleron:
This press release contains forward-looking statements about Acceleron’s strategy, future plans and prospects, including statements regarding the development and commercialization of Acceleron’s compounds, the timeline for clinical development and regulatory approval of Acceleron’s compounds, the expected timing for reporting of data from ongoing clinical trials, and the potential of REBLOZYL® (luspatercept-aamt) as a therapeutic drug. The words "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "may," "plan," "potential," "project," "should," "target," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Actual results could differ materially from those included in the forward-looking statements due to various factors, risks and uncertainties, including, but not limited to, that preclinical testing of Acceleron’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that the results of any clinical trials may not be predictive of the results or success of other clinical trials, that regulatory approval of Acceleron’s compounds in one indication or country may not be predictive of approval in another indication or country, that the development of Acceleron’s compounds will take longer and/or cost more than planned, that Acceleron or its collaboration partner, BMS, will be unable to successfully complete the clinical development of Acceleron’s compounds, that Acceleron or BMS may be delayed in initiating, enrolling or completing any clinical trials, and that Acceleron’s compounds will not receive regulatory approval or become commercially successful products. These and other risks and uncertainties are identified under the heading “Risk Factors” included in Acceleron’s most recent Annual Report on Form 10-K, and other filings that Acceleron has made and may make with the SEC in the future.
The forward-looking statements contained in this press release are based on management's current views, plans, estimates, assumptions, and projections with respect to future events, and Acceleron does not undertake and specifically disclaims any obligation to update any forward-looking statements.
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Contacts:
Bristol-Myers Squibb Company
Media Inquiries:
media@bms.com
609-252-3345

Rose Weldon
Rose.weldon@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com

Nina Goworek
908-673-9711
ngoworek@celgene.com

Acceleron Pharma Inc.
Investors:
Todd James, IRC, (617) 649-9393
Vice President, Investor Relations and Corporate Communications
or
Ed Joyce, 617-649-9242
Director, Investor Relations
Media:
Matt Fearer, (617) 301-9557
Director, Corporate Communications